BY-LAWS
SCS INSURANCE OPPORTUNITIES FUND
A DELAWARE STATUTORY TRUST

These By-Laws are made and adopted pursuant to Article IV, Section 3, of the Agreement and Declaration of Trust establishing SCS Insurance Opportunities Fund (the "Trust"), dated ___ __, 2018 as from time to time amended (the "Declaration").  All words capitalized in these By-Laws that are not otherwise defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration.
ARTICLE I.

OFFICES
Section 1.01.  PRINCIPAL EXECUTIVE OFFICE.  The Board of Trustees shall fix and, from time to time, may change, the location of the principal executive office of the Trust at any place within or outside the State of Delaware.
Section 1.02.  OTHER OFFICES.  The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.
ARTICLE II.

 MEETINGS OF SHAREHOLDERS
Section 2.01.  PLACE OF MEETINGS.  Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees.  In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Trust.
Section 2.02.  ANNUAL MEETINGS.  Annual meetings of Shareholders shall be held on a date and at a time set from time to time by the Board of Trustees not less than ninety (90) nor more than 120 days following the end of each fiscal year of the Trust, for the election of trustees and the transaction of any other business within the powers of the Trust.
Section 2.03.  SPECIAL MEETINGS.
(a)  General.  The chairman, president or Board of Trustees may call a special meeting of the Shareholders.  Subject to subsection (b) of this Section 2.03, a special meeting of Shareholders shall also be called by the secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Except as provided in Subsection (b) of this Section 2.03, any special meeting shall be held at such place, date and time as may be designated by the chairman, president and Board of Trustees, or whoever has called the meeting.  In setting a date of any special meeting, the chairman, president or Board of Trustees may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting.

(b) Shareholder Requested Special Meetings.

(1)  Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the secretary of the Trust (the "Record Date Request Notice") by certified or registered mail, return receipt requested, request the Board of Trustees to set a record date to determine the Shareholders entitled to request a special meeting (the "Request Record Date").  The Record Date Request Notice shall set forth the purpose of the requested special meeting and the matters proposed to be acted on at such special meeting, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or duly authorized agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 (or any successor provision) thereunder.  Upon receiving the Record Date Request Notice, the Board of Trustees may set a Request Record Date.  The Request Record Date shall not precede and shall not be more than twenty (20) days after the close of business on the date on which the resolution setting the Request Record Date is adopted by the Board of Trustees.  If the Board of Trustees, within twenty (20) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution setting the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the twentieth day after the first date on which the Record Date Request Notice is received by the secretary.

(2)  In order for any Shareholder to request a special meeting, one or more written requests for a special meeting, signed by Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the secretary.  In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary of the Trust), shall be signed by one or more persons who as of the Request Record Date are Shareholders of record (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or duly authorized agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's stock ledger, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of stock of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the secretary by certified or registered mail, return receipt requested, and shall be received by the secretary within sixty (60) days after the Request Record Date.  Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)  The secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of the special meeting (including the Trust's proxy materials) upon receipt of the Record Date Request Notice.  The secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 203(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4)  A special meeting called by the secretary upon the request of Shareholders (a "Shareholder Requested Meeting") shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Trustees fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth day after the Meeting Record Date or, if such ninetieth day is not a Business Day (as defined below), on the next Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust.  In the case of any Shareholder Requested Meeting, if the Board of Trustees fails to set a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth day after the Delivery Date shall be the Meeting Record Date.

(5)  If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Request Record Date for the meeting entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for the special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the secretary has first sent to all other requesting Shareholders written notice of such revocation and of the intention to revoke the notice of the meeting.  Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)  The Trust may engage regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been received by the secretary until the earlier of (i) five (5) Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)  For purposes of these By-Laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order, to close.

Section 2.04.  NOTICE OF SHAREHOLDERS' MEETING.  Not less than ten (10) nor more than ninety (90) days before each meeting of Shareholders, the secretary shall give to each Shareholder entitled to vote at such meeting and to each Shareholder not entitled to vote thereat who is entitled to notice of the meeting, written notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such Shareholder in-person, or by any other means permitted by Delaware law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at the Shareholder's address as it appears on the records of the Trust, with postage thereon prepaid.
Section 2.05.  SCOPE OF NOTICE.  Subject to Section 2.06 of this Article II of these By-Laws, any business of the Trust may be transacted at an annual meeting of the Shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice thereof.
Section 2.06.  NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.
(a) Annual Meetings of Shareholders.
(1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 2.06(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.06(a).

(2) For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.06, the Shareholder must have given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by the Shareholders.  To be timely, a Shareholder's notice must be delivered to the secretary at the principal executive office of the Trust by no later than the close of business on the ninetieth day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the mailing of the notice of the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for the annual meeting and not later than the close of business on the later of the ninetieth day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust.  In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.  Such a Shareholder's notice shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee: (a) the name, age, business address and residence address of such person, (b) the class and number of shares of stock of the Trust that are beneficially owned by such person, (c) whether such Shareholder believes any nominee will be an "interested person" of the Trust (as defined in the 1940 Act), and if not an "interested person", information regarding each nominee that will be sufficient for the Trust to make such determination, and (d) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made: (x) the name and address of such Shareholder, as they appear on the Trust's stock ledger and the current name and address, if different, of such beneficial owner, and (y) the class and number of shares of each class of stock of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner.
(3) Notwithstanding anything in subsection (a) of this Section 2.06 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust naming all of the nominees for trustee or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by this Section 2.06(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Trust.

(b) Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting.  Nominations of persons for election to the Board of Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 2.06(b) and at the time of the special meeting, who is entitled to vote at the meeting, and who complied with the notice procedures set forth in this Section 2.06(b).  In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election as a trustee as specified in the Trust's notice of meeting, if the Shareholder's notice required by paragraph (a)(2) of this Section 2.06 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and each nominee proposed by the Board of Trustees to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a Shareholder's notice as described above.
(c) General.
(1)  Upon written request by the secretary or the Board of Trustees or any committee thereof, any Shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of Shareholders shall provide, within three (3) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the secretary or the Board or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the Shareholder pursuant to this Section 2.06.  If a Shareholder fails to provide such written verification within such period, the secretary or the Board of Trustees or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 2.06.
(2) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.06 shall be eligible to serve as trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.06.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.06 and, if any proposed nomination or business is not in compliance with this Section 2.06, to declare that such defective nomination or proposal be disregarded.
(3) For purposes of this Section 2.06, (a) "the date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustee's and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which shares of the Trust's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the United States Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of Section 2.06, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.06.  Nothing in this Section 2.06 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
Section 2.07  VOTING.  A plurality of all the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee.  Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by express provision in law (including, in particular, but not limited to, the 1940 Act, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto) or the Declaration of Trust.  Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.
Section 2.08  PROXIES.  A Shareholder may cast the votes entitled to be cast by the shares of stock owned of record by the Shareholder in person or by proxy executed by the Shareholder or by the Shareholder's duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting, for as long as the polls are open.  No proxy is valid more than eleven (11) months after its date, unless otherwise provided in the proxy.
Section 2.09  INSPECTORS.  The Board of Trustees, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chairman of the meeting.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders.  Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.  On request of the chairman of the meeting or any Shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or the inspectors and execute a certificate of any fact found by such inspector or the inspectors.

Section 2.10  ORGANIZATION, CONDUCT OF MEEETING.  Every meeting of Shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting, or in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting:  the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, and in the absence of such officers, a chairman of the meeting chosen by the Shareholders by the vote of a majority of the votes cast by Shareholders present in person or by proxy.  The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary.  In the event that the secretary presides at a meeting of the Shareholders, an assistant secretary shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Shareholders of record of the Trust entitled to vote on such matter; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) directing the removal of any Shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time.  Unless otherwise determined by the chairman of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.11  INFORMAL ACTION BY SHAREHOLDERS.  Except to the extent prohibited by the 1940 Act, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof and any other Shareholders entitled to notice of a meeting of Shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Shareholders meetings.
Section 2.12  VOTING OF STOCK BY CERTAIN HOLDERS.  Stock of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or a trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any fiduciary may vote stock registered in his, her or its name as such fiduciary, either in person or by proxy.

Shares of stock of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Trustees may adopt by resolution a procedure by which a Shareholder may certify in writing to the Trust that any shares of stock registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder.  The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Shareholder of record of the specified stock in place of the Shareholder who makes the certification.
Section 2.13  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Notice of any meeting of shareholders shall be given either in-person or by first-class mail or electronic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice.  If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or electronic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when delivered in-person or deposited in the mail or sent by telegram or other means of written communication.
If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one (1) year from the date of the giving of the notice.
An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

Section 2.14.  WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS.  The transactions of the meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any shareholders' meeting.
Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

ARTICLE III.

TRUSTEES
Section 3.01.  POWERS.  Subject to the applicable provisions of the Agreement and Declaration of Trust and these By-Laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.
Section 3.02.  NUMBER AND QUALIFICATION OF TRUSTEES; TENURE.
(a)  The exact number of Trustees shall be set as provided in the Agreement and Declaration of Trust.
(b)  Tenure.  Beginning with the first annual meeting of Shareholders held after the initial public offering of the shares of stock of the Trust the Board of Trustees shall be divided into three classes.  Within the limits above specified, the number of Trustees in each class shall be determined by resolution of the Board of Trustees or by the Shareholders at the annual meeting thereof.  Each trustee in the first class shall serve until the next annual meeting of Shareholders and until his or her successor is duly elected and qualifies.  Each trustee in the second class shall serve until the second succeeding annual meeting of Shareholders and until his successor is duly elected and qualifies.  Each trustee in the third class shall serve until the third succeeding annual meeting of Shareholders and until his or her successor is duly elected and qualifies.  Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term of three (3) years to succeed the Trustees whose terms of office expire.  The Trustees shall be elected at the annual meeting of Shareholders, except as provided in Section 3 of this Article, and each trustee elected shall serve until his or her successor is duly elected and qualifies.

(c) Resignation.  Any Trustee may resign at any time by giving written notice of the resignation to the Board of Trustees, the chairman of the board, the president or secretary. Any resignation shall take place immediately upon its receipt or at such later time as may be specified in the notice of resignation.

Section 3.03.  VACANCIES.  Vacancies in the Board of Trustees may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board of Trustees calls a meeting of shareholders for the purposes of electing Trustees.  Any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.  In the event that at any time less than a majority of the Trustees holding office at that time were so elected by the holders of the outstanding voting securities of the Trust, the Board of Trustees shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of such holders for the purpose of electing Trustees to fill any existing vacancies in the Board of Trustees, unless such period is extended by order of the United States Securities and Exchange Commission.
Notwithstanding the above, whenever and for so long as the Trust is a participant in or otherwise has in effect a plan under which the Trust may be deemed to bear expenses of distributing its shares as that practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act) shall be, and is, committed to the discretion of such disinterested Trustees.
Section 3.04.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting and provided that provisions of the 1940 Act do not otherwise require an in-person meeting.
Section 3.05.  REGULAR MEETINGS.  Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees.  Such regular meetings may be held without notice.
Section 3.06.  SPECIAL MEETINGS.  Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two (2) Trustees.
Notice of the time and place of special meetings shall be delivered in-person or by telephone to each Trustee or sent by first-class mail or telegram, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust.  In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting.  In case the notice is delivered in-person, by telephone,  or by express mail or similar service, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given in-person or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 3.07.  QUORUM.  A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article III.  Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by a least a majority of the required quorum for that meeting.
Section 3.08.  WAIVER OF NOTICE.  Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.
Section 3.09.  ADJOURNMENT.  A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.
Section 3.10.  NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 7 of this Article III to the Trustees who were present at the time of the adjournment.
Section 3.11.  ACTION WITHOUT A MEETING.  Any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if a majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action.  Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.
Section 3.12.  FEES AND COMPENSATION OF TRUSTEES.  Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees.  Section 12 of this Article shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 3.13.  LOSS OF DEPOSITS.  No Trustee shall be liable for any loss which may occur by reason of the failure of any bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 3.15.  SURETY BONDS.  Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.RELIANCE.  Each trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 3.16.  CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS.  The Trustees shall have no responsibility to devote their full time to the affairs of the Trust.  Any Trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Trust.

ARTICLE IV.

COMMITTEES
Section 4.01.  COMMITTEES OF TRUSTEES.  The Board of Trustees may by resolution adopted by a majority of the authorized number of Trustees designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board.  The Board may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of such committee.  Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:
(a)  the approval of any action which under applicable law also requires shareholders' approval or approval of the outstanding shares, or requires approval by a majority of the entire Board or certain members of said Board;
(b)  the filling of vacancies on the Board of Trustees or in any committee;
(c)  the fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;
(d)  the amendment or repeal of the Agreement and Declaration of Trust or of the By-Laws, or the adoption of new By-Laws;
(e)  the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

(f)  a distribution to the shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Board of Trustees; or
(g)  the appointment of any other committees of the Board of Trustees or the members of these committees.
Section 4.02.  MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee.  Special meetings of committees may also be called by resolution of the Board of Trustees, and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee.  The Board of Trustees may adopt rules to govern any committee not inconsistent with the provisions of these By-Laws.
ARTICLE V.

OFFICERS
Section 5.01.  OFFICERS.  The officers of the Trust shall be a President, a Secretary, a Chief Compliance Officer and a Treasurer.  The Trust may also have, at the discretion of the Board of Trustees, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.  Any number of offices may be held by the same person.
Section 5.02.  ELECTION OF OFFICERS.  The officers of the Trust, except such officers as may appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.
Section 5.03.  SUBORDINATE OFFICERS.  The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.
Section 5.04.  REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees or except in the case of an officer upon whom such power of removal may be conferred by the Board of Trustees.
Any officer may resign at any time by giving written notice to the Trust.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.05.  VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.
Section 5.06.  CHAIRMAN OF THE BOARD.  The Chairman of the Board, if such an officer is elected, shall if present preside at meetings of the Board of Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the By-Laws.
Section 5.07.  PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust.  The President shall be the principal executive officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibilities conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002.  He or she shall preside at all meetings of the shareholders and in the absence of the chairman of the board or if there be none, at all meetings of the Board of Trustees.  He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.
Section 5.08.  VICE PRESIDENTS.  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, a vice president designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or by these By-Laws and the President or the Chairman of the Board.
Section 5.09.   SECRETARY.  The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.
The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.
Section 5.10.  TREASURER.  The Treasurer shall be the chief financial officer of the Trust and the principal financial officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal financial officer of an issuer under the Sarbanes-Oxley Act of 2002.  The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any Trustee.
The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees.  He or she shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.
Section 5.11.   CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer of the Trust will be responsible for administering its compliance policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the Board of Trustees, shall annually furnish a written report on the operation of the compliance policies and procedures to the Board of Trustees and shall perform such other duties as prescribed by the Board of Trustees.

ARTICLE VI.

INDEMNIFICATION OF TRUSTEES, OFFICERS,
 EMPLOYEES AND OTHER AGENTS
Section 6.01.  AGENTS, PROCEEDINGS AND EXPENSES.  For the purpose of this Article, "agent" means any person who is or was a Trustee, officer, employee or other agent of this Trust or is or was serving at the request of this Trust as a Trustee, director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a Trustee, director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Article.
Section 6.02.  ACTIONS OTHER THAN BY TRUST.  This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this Trust and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.

Section 6.03.  ACTIONS BY TRUST.  This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Trust to procure a judgment in its favor by reason of the fact that the person is or was an agent of this Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.
Section 6.04.  EXCLUSION OF INDEMNIFICATION.  Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with this Trust.
No indemnification shall be made under Sections 2 or 3 of this Article:
(a)  In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person's duty to this Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or
(b)  In respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or
(c)  Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.
Section 6.05.  SUCCESSFUL DEFENSE BY AGENT.  To the extent that an agent of this Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party Trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

Section 6.06.  REQUIRED APPROVAL.  Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by this Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:
(a)  A majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940 Act); or
(b)  A written opinion by an independent legal counsel.
Section 6.07.  ADVANCE OF EXPENSES.  Expenses incurred in defending any proceeding may be advanced by this Trust before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his or her undertaking, or a majority of a quorum of the disinterested, non-party Trustees, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.
Section 6.08.  OTHER CONTRACTUAL RIGHTS.  Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.
Section 6.09.  LIMITATIONS.  No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6 in any circumstances where it appears:
(a)  That it would be inconsistent with a provision of the Agreement and Declaration of Trust, a resolution of the shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or
(b)  That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
Section 6.10.  INSURANCE.  Upon and in the event of a determination by the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent of this Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that this Trust would have the power to indemnify the agent against that liability under the provisions of this Article.

Section 6.11.  FIDUCIARIES OF EMPLOYEE BENEFIT PLAN.  This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article.  Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.
ARTICLE VII.

 RECORDS AND REPORTS
Section 7.01.  MAINTENANCE AND INSPECTION OF SHARE REGISTER.  The Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number and series of shares held by each shareholder.
Section 7.02  MAINTENANCE AND INSPECTION OF BY-LAWS.  The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.
Section 7.03.  MAINTENANCE AND INSPECTION OF OTHER RECORDS.  The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.  The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.
Section 7.04.  INSPECTION BY TRUSTEES.  Each Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
Section 7.05.  FINANCIAL STATEMENTS.  A copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.
ARTICLE VIII.

 GENERAL MATTERS
Section VIII.01. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.
Section VIII.02. CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section VIII.03. CERTIFICATES FOR SHARES.  A certificate or certificates for shares of beneficial interest in any series of the Trust may be issued to a shareholder upon his or her request when such shares are fully paid.  The Trust may impose a nominal change for issuing certificates to cover expenses related thereto.  All certificates shall be signed in the name of the Trust by the chairman of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series of shares owned by the shareholders.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.  Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means; and in fact, as a matter of policy, does not presently issue certified shares.
Section VIII.04. LOST CERTIFICATES.  Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time.  The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section VIII.05. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The chairman of the Board, the president or any vice president or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.
Section VIII.06. FISCAL YEAR.  The fiscal year of the Trust shall be fixed and refixed or changed from time to time by resolution of the Trustees.  The fiscal year of the Trust shall be the taxable year of the Trust.
ARTICLE IX.

AMENDMENTS
Section 9.01 AMENDMENT BY TRUSTEES.  The Board of Trustees shall have the exclusive power to make, alter and repeal these By-Laws.